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                                                                      EXHIBIT 99

                                     FOR:          CAMERON ASHLEY BUILDING
                                                   PRODUCTS, INC.

                                     APPROVED BY:  Garold E. Swan
                                                   Chief Financial Officer
                                                   (214) 860-5100
For Immediate Release
                                     CONTACT:      Morgen-Walke Associates
                                                   Gordon McCoun/Jennifer Angell
                                                   Media contact: Stacey Reed
                                                   (212) 850-5600


                  CAMERON ASHLEY ANNOUNCES ACCEPTANCE OF OFFER
                            FROM GUARDIAN Industries

     DALLAS, Texas, May 1, 2000-- Cameron Ashley Building Products, Inc. (NYSE:CAB) announced today that it has accepted an offer from Guardian Industries Corp., to acquire all of the outstanding shares of the Company for $18.35 per share in cash. A definitive merger agreement between the companies has been signed.

     The definitive agreement contemplates that Guardian will commence a tender offer to purchase all of Cameron Ashley's outstanding common stock within the next 10 business days. Assuming requisite levels of tendered shares are met, receipt of regulatory approvals and satisfaction of other closing conditions, closing of the transaction is expected in June. Receipt of financing by Guardian is not a closing condition.

     Cameron Ashley had previously entered into an amended definitive agreement whereby an investment group consisting of CGW Southeast Partners IV, L.P. and an affiliate of Citicorp Venture Capital, Ltd., a subsidiary of Citigroup Inc. (NYSE:C), along with senior management of the Company and a strategic partner would acquire all the outstanding shares of Cameron Ashley's common stock at a price of $18.25 per share in cash. The investment group declined to increase its offer to purchase the company, and the agreement with the investment group has been terminated.

     Ronald R. Ross, Cameron Ashley Chairman and Chief Executive Officer, said, "I'd like to thank the Special Committee for the outstanding effort they have expended on behalf of the shareholders of Cameron Ashley. Their efforts have resulted in a substantial increase in value for our shareholders since this process began in the fourth calendar quarter of 1999."

                                    - MORE -


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CAMERON ASHLEY ANNOUNCES ACCEPTANCE OF
OFFER FROM GUARDIAN INDUSTRIES                                PAGE 2


     Cameron Ashley Building Products, Inc. is a distributor of a broad line of building products that are used principally in home improvement, remodeling and repair work and in new residential construction. The Company distributes its products to independent building material dealers, professional builders, large contractors and mass merchandisers through a network of more than 160 branches located throughout the United States and Canada. Product lines include roofing, millwork, pool and patio enclosure materials, insulation, siding, steel products, industrial metals and a variety of other building materials.

     Investors and security holders are strongly advised to read both the tender offer statement and the solicitation/recommendation statement regarding the tender offer referred to in this press release when they become available, because they will contain important information. The tender offer statement will be filed by Guardian with the Securities and Exchange Commission ("SEC"), and the solicitation/ recommendation statement will be filed by Cameron Ashley with the SEC. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed by Guardian at the SEC's web site at http://www.sec.gov. The tender offer statement and related materials may be obtained for free by directing such requests to Guardian. The solicitation/recommendation statement and such other documents may be obtained for free by directing such requests to Cameron Ashley.

     Certain statements in this release are "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be indicated by phrases such as "believes", "anticipates", "expects", "intends", "foresees", "projects", "predicts", "forecasts" or similar words and are subject to known and unknown risks and uncertainties which may cause actual results in the future to differ materially from forecasted results. Among the key factors that could cause results to differ materially are: (i) the inability of the parties to the definitive merger agreement to complete the proposed buy-out; (ii) actions by competitors, suppliers, customers, shareholders, regulators and others following the announcement of the proposed buy-out; (iii) stock market and financing market conditions; (iv) business and economic conditions in North America and in the regional markets in which the Company operate; (v) adverse homebuilding conditions including those related to weather and interest rates; (vi) reliable and cost-effective supply of products from manufacturers; and (vii) technology risks in implementing new and/or converting existing information systems and other risks more fully described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake any obligations to update the information contained herein, which speaks only as of this date.

Note: More information on Cameron Ashley Building Products can be found on the Wide World Web at http://www.cabp.com.